Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES THIRD QUARTER 2020 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Friday, November 6, 2020 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, November 5, 2020 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the third quarter ended September 30, 2020.

THIRD QUARTER 2020 FINANCIAL RESULTS

We made further progress towards strengthening our balance sheet in the third quarter by reducing debt and leverage, while improving liquidity, shareholders equity and the earnings power of the portfolio. We had improved financial results during the third quarter, which included significant recovery in asset valuations, increasing book value by 29.2%. Third quarter financial results included the following:

▪GAAP book value per share was $4.07, increased $0.92 from $3.156 in the second quarter.
▪GAAP net income of $59.8 million, or $0.98 per basic and diluted share.
▪Economic return on GAAP book value was 30.8% for the quarter.1,3
•Economic book value per share of $4.112 increased 2.2% from $4.026 in the second quarter
▪Core earnings of $6.4 million, or $0.10 per basic and diluted share.1
▪2.27% annualized net interest margin on our investment portfolio. 1,4,5
▪Reduced recourse leverage to 2.2x down from 3.0x at June 30, 2020.
▪Resumed our quarterly dividend, declaring a $0.05 per share cash dividend.

CORPORATE UPDATE

The measures taken to strengthen our balance sheet included, but were not limited to, the following:

▪In July 2020, the Company retired $5.0 million of its 6.75% Convertible Senior Notes at a 25% discount to par value, in exchange for the issuance of 1.4 million shares of our common stock.
▪Reduced leverage on our commercial loan portfolio, financed under the commercial whole loan facility by 21.9%.
▪In October 2020, we amended our existing residential loan facility. The amended facility has a 12 month term bearing an interest rate of one month LIBOR plus 2.75%.

1  Non – GAAP measure.
2 Economic book value is a non-GAAP financial measure. See the reconciliation of GAAP book value to non-GAAP economic book value.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4   Includes interest-only securities accounted for as derivatives.
5 Excludes the consolidation of VIE trusts required under GAAP.
6. GAAP book value and Economic book value at June 30, 2020 was revised to reflect the under accrual of interest expense in the amount of $1.5 million.

MANAGEMENT COMMENTARY

“The Company delivered a very strong economic return on book value of 30.8% for the third quarter of 2020, reflecting a significant recovery in asset prices across our portfolio,” said Jennifer Murphy, Chief Executive Officer of the Company. “During the last two quarters, we have taken actions to fortify our balance sheet and improve the future earnings power of the portfolio. These measures include reducing our portfolio leverage to 2.2x recourse debt (down from 9.5x in March), securing longer-term financing at attractive levels, significantly reducing our reliance on short term repurchase agreements, issuing common equity at a premium to book value, and converting some of our outstanding notes to equity at a significant discount to par value. We believe that these actions positioned us to benefit from the recovery in asset values that occurred this quarter, while improving the sustainable earnings power of the portfolio. As a result, we are pleased to have resumed payment of our quarterly dividend, which was an important milestone for our shareholders and the Company.”

Ms. Murphy continued, “We recorded GAAP net income of $59.8 million, or $0.98 per share, and core earnings of $0.10 per share during the third quarter, reflecting lower portfolio leverage and a slightly higher net interest margin. Our GAAP Book Value increased 29.2% during the quarter to $4.07 per share, and our Economic Book Value improved to $4.11 per share as of September 30, 2020. Our commitment to shareholders continues to be to protect and grow the value of the portfolio, which will position us to deliver on our long term objectives of generating sustainable core earnings that support an attractive dividend, with the overall goal of protecting and enhancing value for the benefit of our shareholders,” Ms. Murphy concluded.

Harris Trifon, Chief Investment Officer of the Company, commented, “The equity and credit markets continued to rebound in the third quarter, driven by improved liquidity conditions across financial markets and the ongoing reopening of the economy, which translated into higher valuations on a number of our portfolio holdings. The improved recovery in asset prices is reflected in the significant improvement in GAAP Book Value. Our view remains that the economy will continue to gradually improve, although the timing and strength of that recovery remains dependent on the future trajectory of COVID-19 and fiscal and monetary stimulus. In the meantime, our focus on maintaining sufficient liquidity and positioning of our portfolio for potential future appreciation should continue to enable us to benefit from a recovery as we have invested in assets we believe are high quality with borrowers who have resources to be more resilient in a protracted downturn.”

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	September 30, 2020	June 30, 2020 (Revised)(5)	March 31, 2020
	(in thousands-except share and per share data)

Net Interest Income	$10,117	$7,076	$18,741
Other Income (Loss):
Realized gain (loss) on investments, net	718	(6,960)	89,186
Unrealized gain (loss), net	54,690	16,040	(296,111)
Gain (loss) on derivative instruments, net	(88)	(8,143)	(189,691)
Other, net	(31)	(45)	461
Other Income (Loss)	55,289	892	(396,155)
Total Expenses	5,392	24,805	4,534
Income (loss) before income taxes	60,014	(16,837)	(381,948)
Income tax provision (benefit)	205	255	(93)
Net income (loss)	$59,809	$(17,092)	$(381,855)
Net income attributable to non-controlling interest	2	2	2
Net income (loss) attributable to common stockholders and participating securities	$59,807	$(17,094)	$(381,857)

Net income (loss) per Common Share – Basic/Diluted	$0.98	$(0.31)	$(7.15)
Non-GAAP Results
Core earnings plus drop income (1)	$6,391	$4,343	$15,779
Core earnings plus drop income per Common Share – Basic/Diluted(1)	$0.10	$0.08	$0.29
Weighted average yield(2)(4)	5.51%	5.40%	4.90%
Effective cost of funds(3)(4)	3.94%	3.98%	3.28%
Annualized net interest margin(2)(3)(4)	2.27%	1.63%	1.84%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.
(4) Excludes the consolidation of VIE trusts required under GAAP.
(5)          The summary of operating results for the three months ended June 30, 2020 was revised to reflect the under accrual of interest expense in the amount of $1.5 million.

Portfolio Composition

As of September 30, 2020, the Company owned an aggregate investment portfolio with a fair market value totaling $3.4 billion. The following tables sets forth additional information regarding the Company’s investment portfolio as of September 30, 2020:

Portfolio Characteristics

Credit Sensitive Portfolio

The Company's Non-QM residential portfolio, in our view, is performing well, given the challenging economic background. The loans in a forbearance plan at the end of September 2020 represented approximately 10.2% of the total outstanding loans. We see this as a strong indication that borrowers with meaningful equity in their homes will prioritize their mortgage payment in order to remain current on that obligation.

The Company's Commercial Loans and Non-Agency CMBS portfolios are performing in line with expectations under the current pandemic conditions. The large loan Non-Agency CMBS portfolio has an original LTV of 60.1% and despite being concentrated in retail and hotel assets, over 82.1% of the loans by principal balance remain current. All the borrowers of the delinquent loans in the Non-Agency CMBS portfolio are in negotiations for forbearance and modifications. The Company believes there is a reasonable likelihood that the majority of the delinquent loans will return to performing status in the coming months although there is no assurance that this will be the case. The Commercial Loan portfolio carries a 65.5% original LTV and all but one of the loans remains current. The delinquent loan has a principal balance of $30.0 million, which is secured by a hotel and the Company has been unable to come to terms with the borrower on a loan modification. The Company is currently exploring various workout strategies and believes there is a reasonable likelihood that the majority of the principal and missed interest payments will be recovered, although there is no assurance.

The following table summarizes certain characteristics of our credit sensitive portfolio by investment category as of September 30, 2020 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)
Non-Agency RMBS	$38,447	$23,429	$21,568	4.5%
Non-Agency RMBS IOs and IIOs	N/A	6,530	4,248	0.5%
Non-Agency CMBS	256,450	230,392	181,321	5.2%
Residential Whole Loans	1,073,648	1,097,897	1,096,997	5.1%
Residential Bridge Loans(1),(2)	18,973	18,967	17,841	9.4%
Securitized Commercial Loans	1,878,198	1,737,792	1,687,545	4.1%
Commercial Loans	332,518	332,362	325,651	6.3%
Other Securities	51,586	50,417	41,055	4.4%
	$3,649,820	$3,497,786	$3,376,226	4.3%

(1) Includes Residential Bridge Loans carried at amortized cost of $1.5 million as of September 30, 2020. The fair value of these loans was $1.5 million as of September 30, 2020.
(2) As of September 30, 2020, the Company had real estate owned ("REO") properties with an aggregate carrying value of $1.3 million related to foreclosed Bridge Loans. The REO properties are classified in "Other assets" in the Consolidated Balance Sheets.

Agency Portfolio

The following table summarizes certain characteristics of our Agency portfolio by investment category as of September 30, 2020 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Net Weighted Average Coupon
Agency RMBS Interest-Only Strips	N/A	$105	$153	2.4%
Agency RMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	1,700	3.0%
Total Agency RMBS	—	105	1,853	2.9%

Total	$—	$105	$1,853	2.9%

PORTFOLIO FINANCING AND HEDGING

Financing Activity

Repurchase Agreements

The Company continued to improve its balance sheet by reducing debt and leverage, increasing liquidity and shareholder equity.

Residential Whole Loan Facility

On April 21, 2020, the Company entered into amendments with respect to certain of its residential whole loan facilities. These amendments mainly served to convert an existing residential whole loan facility into a term facility by removing any mark to market margin requirements, and to consolidate the Company’s Non-Qualified Mortgage loans, which were previously financed by three separate, unaffiliated counterparties, into a single facility. The target advance rate under the amended and restated facility was approximately 84% of the aggregate unpaid principal balance of the loans. The facility's scheduled maturity was October 20, 2021. All principal payments and income generated by the loans during the term of the facility were used to pay principal and interest on the facility. Upon the securitization or sale by the Company of any whole loan subject to this amended and restated facility, the counterparty was entitled to receive a 30% premium recapture fee of all realized value on any whole loans above such counterparty’s amortized basis as well as an exit fee of 0.50% of the loan amount in circumstances where the counterparty was not involved in the disposition of the loans.

As of September 30, 2020 approximately $72.7 million in non QM loans remained in the facility with a borrowing amount of $20.8 million. As of that date the Company owed the counterparty $20.5 million as a premium recapture fee.

On October 6, 2020 the Company entered into an amendment with respect to its residential whole loan facility. The amendment serves to convert the existing residential loan facility to a limited mark to market margin facility that bears an interest rate of LIBOR plus 2.75%, with a LIBOR floor of 0.25%. The target advance rate under the amended facility is 85% and the facility matures on October 5, 2021. The premium recapture fee was eliminated for holdings that had not yet been sold or otherwise disposed of.

Non-Agency CMBS and Non-Agency RMBS Facility

On May 4, 2020, the Company supplemented one of its existing securities repurchase facilities to consolidate most of its CMBS and RMBS assets, which were financed by multiple counterparties, into a single term facility with limited mark to market margin requirements. Pursuant to the agreement, a margin deficit will not occur until such time as the loan to value ratio surpasses a certain threshold (the “LTV Trigger”), on a weighted average basis per asset type, calculated on a portfolio level. If this threshold is reached, the Company may elect to provide cash margin or sell certain assets to the extent necessary to lower the ratio. The term of this facility is 12 months, subject to 12 month extensions at the counterparty’s option. All interest income generated by the assets during the term of the facility will be paid to the Company no less often than monthly. Interest on the facility is due from the Company at a rate of three-month LIBOR plus 5.0% payable quarterly in arrears. Half of all principal repayments on the underlying assets will be applied to repay the obligations owed to the counterparty, with the remainder paid to the Company, unless the LTV Trigger has occurred, in which case all principal payments will be applied to repay the obligations. As of September 30, 2020 the Company had borrowed $102.7 million under this facility.

The following table sets forth additional information regarding the Company’s portfolio financing arrangements as of September 30, 2020 (dollars in thousands):

	Outstanding Borrowings	Weighted Average Interest Rate	Weighted Average Remaining Days to Maturity
Short Term Borrowings:
Agency RMBS	$1,438	1.46%	59
Non-Agency CMBS	9,119	3.28%	13
Residential Whole-Loans	19,215	4.72%	23
Residential Bridge Loans	15,763	2.75%	36
Commercial Loans	36,575	3.34%	77
Membership Interest	18,845	2.90%	29
Other Securities	2,599	4.50%	21
Subtotal	103,554	3.42%	45
Long Term Borrowings
Non-Agency CMBS	74,145	5.25%	218
Non-Agency RMBS	14,742	5.25%	218
Residential Whole-Loans (1)	20,846	5.22%	386
Commercial Loans (1)	131,822	2.20%	377
Other Securities	13,769	5.25%	218
Subtotal	255,324	3.67%	314
Repurchase Agreements Borrowings	$358,878	3.60%	236
Less Unamortized Debt Issuance Costs	353	N/A	N/A
Repurchase Agreements Borrowings, net	$358,525	3.60%	236

(1) Certain Residential Whole Loans and Commercial Loans were financed under two longer term repurchase agreements. The Residential Whole facility is 18 months and the Commercial Loan facility automatically rolls until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral.

Certain of the financing arrangements provide the counterparty with the right to terminate the agreement if the Company does not maintain certain equity and leverage metrics, the most restrictive of which include a limit on leverage based on the composition of the Company’s portfolio. For all the repurchase agreements with outstanding borrowings, the Company was in compliance with the terms of such financial tests as of September 30, 2020.

Convertible Senior Unsecured Notes

At September 30, 2020, the Company had $200 million aggregate principal amount of 6.75% convertible senior unsecured notes outstanding. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

Residential Mortgage-Backed Notes

The Company has completed two Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $1.0 billion of Residential Whole Loans.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at September 30, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$552,779	3.3%	$552,777	4/25/2049
Class A-2	29,619	3.5%	29,618	4/25/2049
Class A-3	46,925	3.8%	46,924	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	654,378		654,374
Less: Unamortized Deferred Financing Cost	N/A		4,625
Total	$654,378		$649,749

The Company retained the subordinate bonds and these bonds had a fair market value of $43.7 million at September 30, 2020. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at September 30, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$246,807	1.7%	$246,801	3/25/2055
Class A-1B	29,287	2.1%	29,286	3/25/2055
Class A-2	13,518	2.9%	13,517	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	319,314		319,306
Less: Unamortized Deferred Financing Costs	N/A		2,606
Total	$319,314		$316,700

The Company retained the subordinate bonds and these bonds had a fair market value of $29.5 million at September 30, 2020. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation.

Commercial Mortgage-Backed Notes

RETL 2019 Trust

The following table summarizes RETL 2019 Trust's commercial mortgage pass-through certificates, at September 30, 2020 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A	$34,022	1.3%	$34,024	3/15/2021
Class B	101,200	1.7%	96,085	3/15/2021
Class C	308,400	2.3%	282,831	3/15/2021
Class X-EXT(1)	N/A	1.2%	31	3/15/2021
	$443,622		$412,971

(1) Class X-EXT is an interest-only class with an initial notional balance of $308.4 million.

The above table does not reflect the class HRR bond held by the Company because the bond is eliminated in consolidation. The bond had a fair market value of $41.7 million at September 30, 2020.

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at September 30, 2020 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$124,076	3.3%	$124,648	9/11/2025
Class A-2	531,700	4.0%	541,905	3/15/2021
Class B	136,400	4.2%	122,802	9/11/2025
Class C	94,500	4.3%	80,348	9/11/2025
Class D	153,950	4.4%	117,058	9/11/2025
Class E	180,150	4.4%	122,585	9/11/2025
Class F	153,600	4.4%	96,808	9/11/2025
Class X-1(1)	n/a	0.5%	14,638	9/11/2025
Class X-2(1)	n/a	0.4%	2,697	9/11/2025
	$1,374,376		$1,223,489

(1) Class X-1 and X-2 are interest-only classes with notional balances of $655.8 million and $733.5 million as of September 30, 2020, respectively.

The above table does not reflect the portion of the class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the F bonds represents a controlling financial interest, which resulted in consolidation of the trust, during the quarter. The bond had a fair market value of $9.4 million at September 30, 2020.

Derivatives Activity

    The following table summarizes the Company’s derivative instruments at September 30, 2020 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Credit default swaps, asset	$2,030	$481
Total derivative instruments, assets		481

Credit default swaps, liability	4,140	(1,166)
Total derivative instruments, liabilities		(1,166)
Total derivative instruments, net		$(685)

DIVIDEND

As previously announced, due to the turmoil in the financial markets resulting from the COVID-19 pandemic, we suspended the first and second quarter dividend to preserve liquidity. In the third quarter of 2020, we resumed our quarterly dividend after making progress strengthening our balance sheet and improving liquidity and the earnings power of our investment portfolio. For the quarter ended September 30, 2020, we declared a cash dividend of $0.05 per share generating a dividend yield of approximately 9.8% based on the stock closing price of $2.04 at September 30, 2020.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, November 6, 2020 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the third quarter 2020.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10148851 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through November 20, 2020 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10148851. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Commercial Loans, Non-Agency CMBS, Non-Agency RMBS, GSE Risk Transfer Securities and to a lesser extent Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

The press release contains statements that may constitute "forward-looking statements" For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity. Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2020	June 30, 2020 (Revised)(1)
Assets:
Cash and cash equivalents	$27,459	$19,363
Restricted cash	95,579	26,430
Agency mortgage-backed securities, at fair value ($1,853 and $1,975 pledged as collateral, at fair value, respectively)	1,853	1,975
Non-Agency mortgage-backed securities, at fair value ($182,125 and $197,326 pledged as collateral, at fair value, respectively)	207,137	216,288
Other securities, at fair value ($41,055 and $40,466 pledged as collateral, at fair value, respectively)	41,055	40,466
Residential Whole Loans, at fair value ($1,096,997 and $1,124,051 pledged as collateral, at fair value, respectively)	1,096,997	1,124,051
Residential Bridge Loans ($16,333 and $24,171 at fair value and $17,653 and $25,371 pledged as collateral, respectively)	17,841	26,505
Securitized commercial loans, at fair value	1,687,545	465,694
Commercial Loans, at fair value (325,651 and $323,474 pledged as collateral, at fair value, respectively)	325,651	323,474
Receivable under reverse repurchase agreements	—	—
Investment related receivable	18,861	12,029
Interest receivable	14,101	11,595
Due from counterparties	1,192	5,177
Derivative assets, at fair value	481	714
Other assets	4,418	6,262
Total Assets (1)	$3,540,170	$2,280,023

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$358,525	$369,096
Convertible senior unsecured notes, net	194,510	198,669
Securitized debt, net ($1,636,460 and $424,217 at fair value and $207,852 and $43,904 held by affiliates, respectively)	2,602,909	1,458,236
Interest payable (includes $660 and $49 on securitized debt held by affiliates, respectively)	8,840	9,169
Due to counterparties	17	16
Derivative liability, at fair value	1,166	943
Accounts payable and accrued expenses	3,992	4,082
Payable to affiliate	3,255	4,701
Dividend payable	3,041	—
Other liabilities	116,124	47,856
Total Liabilities (2)	3,292,379	2,092,768

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 60,812,701 and 59,458,617 outstanding, respectively	609	595
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 100,000 and 0 shares held, respectively	(578)	(578)
Additional paid-in capital	915,258	911,488
Retained earnings (accumulated deficit)	(667,500)	(724,252)
Total Stockholders’ Equity	247,789	187,253
Non-controlling interest	2	2
Total Equity	247,791	187,255
Total Liabilities and Equity	$3,540,170	$2,280,023

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2020	June 30, 2020 (Revised)(1)
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$—	$—
Restricted Cash	95,579	26,430
Residential Whole Loans, at fair value ($1,096,997 and $1,124,051 pledged as collateral, at fair value, respectively)	1,096,997	1,124,051
Residential Bridge Loans ($15,319 and $23,307 at fair value and $16,828 and $25,371 pledged as collateral, respectively)	16,828	25,371
Securitized commercial loans, at fair value	1,687,545	465,694
Commercial Loans, at fair value ($72,699 and $72,335 pledged as collateral, at fair value, respectively)	72,699	72,335
Investment related receivable	18,817	12,029
Interest receivable	11,287	8,640
Other assets	92	92
Total assets of consolidated VIEs	$2,999,844	$1,734,642

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,636,460 and $765,945 at fair value and $207,852 and $43,904 held by affiliates, respectively)	$2,602,909	$1,458,236
Interest payable (includes $660 and $49 on securitized debt held by affiliates, respectively)	7,681	4,603
Accounts payable and accrued expenses	410	118
Other liabilities	95,579	26,430
Total liabilities of consolidated VIEs	$2,706,579	$1,489,387

(1) The consolidated balance sheet as June 30, 2020 was revised to reflect the under accrual of interest expense in the amount of $1.5 million.

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	September 30, 2020	June 30, 2020 (Revised)(1)	March 31, 2020
Net Interest Income
Interest income	$43,970	$31,494	$54,846
Interest expense (includes $2,647, $392 and $2,164 on securitized debt held by affiliates, respectively)	33,853	24,418	36,105
Net Interest Income	10,117	7,076	18,741

Other Income (Loss)
Realized gain (loss) on sale of investments, net	718	(6,960)	89,186
Unrealized gain (loss), net	54,690	16,040	(296,111)
Gain (loss) on derivative instruments, net	(88)	(8,143)	(189,691)
Other, net	(31)	(45)	461
Other Income (Loss)	55,289	892	(396,155)

Expenses
Management fee to affiliate	1,513	464	1,039
Financing fee	—	20,540	—
Other operating expenses	1,198	796	1,000
General and administrative expenses:
Compensation expense	716	692	662
Professional fees	827	1,541	1,480
Other general and administrative expenses	1,138	772	353
Total general and administrative expenses	2,681	3,005	2,495
Total Expenses	5,392	24,805	4,534

Income before income taxes	60,014	(16,837)	(381,948)
Income tax provision (benefit)	205	255	(93)
Net income (loss)	59,809	(17,092)	(381,855)
Net income attributable to non-controlling interest	2	2	2
Net income (loss) attributable to common stockholders and participating securities	$59,807	$(17,094)	$(381,857)

Net income (loss) per Common Share – Basic	$0.98	$(0.31)	$(7.15)
Net income (loss) per Common Share – Diluted	$0.98	$(0.31)	$(7.15)

(1)          The consolidated statements of operations for the three months ended June 30, 2020 was revised to reflect the under accrual of interest expense in the amount of $1.5 million.

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(in thousands—except share and per share data)
(Unaudited)

The table below reconciles Net Income to Core Earnings for the three months ended September 30, 2020, June 30, 2020 and March 30, 2020:

	Three months ended
(dollars in thousands)	September 30, 2020	June 30, 2020 (Revised)(1)	March 31, 2020
Net Income (loss) attributable to common stockholders and participating securities	$59,807	$(17,094)	$(381,857)
Income tax provision (benefit)	205	255	(93)
Net Income before income taxes	60,012	(16,839)	(381,950)

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(54,690)	(16,040)	296,111
Realized (gain) loss on sale of investments	(718)	6,960	(89,186)
One-time transaction costs	57	20,652	280

Derivative Instruments:
Net realized (gain) loss on derivatives	(154)	13,152	180,156
Net unrealized (gain) loss on derivatives	288	(4,973)	8,807

Amortization of discount on convertible senior unsecured notes	284	273	273
Other non-cash adjustments	1,130	988	—
Non-cash stock-based compensation	182	170	165
Total adjustments	(53,621)	21,182	396,606
Core Earnings	$6,391	$4,343	$14,656
Basic and Diluted Core Earnings per Common Share and Participating Securities	$0.10	$0.08	$0.27
Basic and Diluted Core Earnings plus Drop Income per Common Share and Participating Securities	$0.10	$0.08	$0.29
Basic weighted average common shares and participating securities	61,101,485	54,921,847	53,670,550
Diluted weighted average common shares and participating securities	61,101,485	54,921,847	53,670,550

(1)          The reconciliation of GAAP Net Income to Non-GAAP Core Earnings for the three months ended June 30, 2020 was revised to reflect the under accrual of interest expense in the amount of $1.5 million.

Alternatively, our Core Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	September 30, 2020	June 30, 2020 (Revised)(1)	March 31, 2020
Net interest income	$10,117	$7,076	$18,741
Interest income from IOs and IIOs accounted for as derivatives	34	69	91
Net interest income from interest rate swaps	—	—	(1,133)
Adjusted net interest income	10,151	7,145	17,699
Total expenses	(5,392)	(24,805)	(4,534)
Other non-cash adjustments	1,130	988	—
Non-cash stock-based compensation	182	170	165
One-time transaction costs	57	20,652	280
Amortization of discount on convertible unsecured senior notes	284	273	273
Interest income on cash balances and other income (loss), net	(19)	(78)	775
Income attributable to non-controlling interest	(2)	(2)	(2)
Core Earnings	$6,391	$4,343	$14,656

(1)          The reconciliation of GAAP Net Income to Non-GAAP Core Earnings for the three months ended June 30, 2020 was revised to reflect the under accrual of interest expense in the amount of $1.5 million.

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

	September 30, 2020		June 30, 2020 (Revised)(1)
	$ Amount	Per Share	$ Amount	Per Share
GAAP Book Value at June 30, 2020 and March 31, 2020	$187,253	$3.15	$182,191	$3.41
Debt to equity exchange of the convertible senior notes	3,588	(0.01)		—
Proceeds from At-the-Market program, net	—	—	21,986	0.02
Common dividend	(3,041)	(0.05)	—	—
	187,800	3.09	204,177	3.43
Portfolio Income
Net Interest Margin	10,120	0.16	7,098	0.12
Realized gain (loss), net	(374)	(0.01)	(20,147)	(0.34)
Net realized gain (loss) on debt extinguishment	1,258	0.02	—	—
Unrealized gain (loss), net	54,399	0.89	21,016	0.36
Net portfolio income	65,403	1.06	7,967	0.14

Financing fee	—	—	(20,540)	(0.35)
Operating expenses	(2,711)	(0.04)	(1,260)	(0.02)
General and administrative expenses, excluding equity based compensation	(2,498)	(0.04)	(2,836)	(0.05)
Provision for taxes	(205)	—	(255)	—
GAAP Book Value at September 30, 2020 and June 30, 2020	$247,789	$4.07	$187,253	$3.15

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(2,827,360)	(46.48)	(1,555,962)	(26.17)
Deconsolidation VIEs liabilities	2,705,246	44.48	1,486,107	25.00
Interest in securities of VIEs owned, at fair value	124,309	2.04	121,315	2.04
Economic Book Value at September 30, 2020 and June 30, 2020	$249,984	$4.11	$238,713	$4.02

(1)          The reconciliation of GAAP Book Value to Non-GAAP Economic Book Value for the three months ended June 30, 2020 was revised to reflect the under accrual of interest expense in the amount of $1.5 million.

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (RETL 2019, CSMC USA, Arroyo 2019-2 and Arroyo 2020-1) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (RETL 2019, CSMC 2020, Arroyo 2019-2 and Arroyo 2020-1). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Interest Income and Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles total interest income to adjusted interest income which includes interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended September 30, 2020, June 30, 2020 and March 30, 2020:

	Three months ended
(dollars in thousands)	September 30, 2020	June 30, 2020	March 30, 2020
Coupon interest income	$40,039	$33,007	$57,761
Premium amortization, discount accretion and amortization of basis, net	3,931	(1,513)	(2,915)
Interest income	43,970	31,494	54,846
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	200	340	636
Amortization of basis	(166)	(271)	(545)
Subtotal	34	69	91
Total adjusted interest income	$44,004	$31,563	$54,937

(1)                Reported in "Gain (loss) on derivative instruments, net" in the Consolidated Statements of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended September 30, 2020, June 30, 2020 and March 30, 2020:

	Three months ended
	September 30, 2020		June 30, 2020 (Revised)(2)		March 31, 2020
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$33,853	4.80%	$24,418	3.97%	$36,105	3.34%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs[1]	(18,597)	(5.83)%	(4,661)	(3.92)%	(6,754)	(4.42)%
Net interest (received) paid - interest rate swaps	—	—%	—	—%	1,133	0.10%
Effective Borrowing Costs	$15,256	3.94%	$19,757	3.98%	$30,484	3.28%
Weighted average borrowings	$1,538,970		$1,994,405		$3,733,045

(1)    Excludes third-party sponsored securitized debt interest expense.
(2)            The reconciliation of the Effective Cost of Funds for the three months ended June 30, 2020 was revised to reflect the under accrual of interest expense in the amount of $1.5 million.